Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 Nos. 333-208274, 333-185022 and 333-163116) of MediciNova, Inc.,

(2) Registration Statement (Form S-8 No. 333-190490) pertaining to the 2013 Equity Incentive Plan of MediciNova, Inc.,

(3) Registration Statement (Form S-8 No. 333-151808) pertaining to the Amended and Restated 2004 Stock Incentive Plan of MediciNova, Inc.,

(4) Registration Statement (Form S-8 No. 333-141694) pertaining to the 2004 Stock Incentive Plan and 2007 Employee Stock Purchase Plan of MediciNova, Inc., and

(5) Registration Statement (Form S-8 No. 333-122665) pertaining to the 2004 Stock Incentive Plan and 2000 General Stock Incentive Plan of MediciNova, Inc.;

of our report dated March 12, 2015, with respect to the consolidated financial statements of MediciNova, Inc. included in this Annual Report (Form 10-K) of MediciNova, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

San Diego, California

February 25, 2016